Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-202234

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

JAREX SOLUTIONS CORP.

5,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of JAREX SOLUTIONS CORP. and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Jaroslavna Tomsa, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Tomsa will sell all the shares registered herein. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Jarex Solutions Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

See "risk factors" for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. For us to cease being a “shell company” we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 5 through 11 before buying any shares of Jarex Solutions Corp.’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 29, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	14
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	21
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	27
INDEMNIFICATION	28
INTERESTS OF NAMED EXPERTS AND COUNSEL	29
EXPERTS	29
AVAILABLE INFORMATION	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	29
INDEX TO THE FINANCIAL STATEMENTS	29

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “jarex solutions corp.” Refers to jarex solutions corp. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

JAREX SOLUTIONS CORP.

Jarex Solutions Corp. was incorporated in Nevada on October 28, 2014. We are development stage company and intend to commence operations in the business of Automatic Number Plate Recognition (“ANPR’) software development for businesses which have parking zones or access control on their sites. We intend to develop a software based on the ANPR technologies in Latvia. Our software is intended to provide easy-to-use, high quality and cost-effective automation and management solutions based on ANPR technology. We intend to design and operate our systems as either a stand-alone solution or to be integrated with existing access control equipment. We plan to develop a wide range of ANPR access control applications including car parking, gated communities, factories, corporate facilities, warehouses, restricted areas, private areas, airports and schools. We plan to sell software and hardware and we intend to develop software which is easily integrated into existing security and video surveillance systems as well as to develop custom solutions in addition to existing surveillance systems. We intend to engage in business activity, however, there is no assurance that we will be successful in developing our marketable product.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $42,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any substantial revenue in the first 12 months after completion our offering or ever generate substantial revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Puces iela 47 dz.40, Riga, Latvia, LV-1082. Our phone number is +37128102618.

From inception (October 28, 2014) until the date of this filing, we have had limited operating activities. On February 26, 2015 we signed a Software Development Agreement. The material terms of the contract are: ANPR sowtware development for the parking, entry/exit access zone; the software delivery date is July 31, 2015; the compensation is $2,000 prepayment; the contract valid until December 31, 2015. As a result of this agreement, we have received a prepayment of $2,000, which is classified as unearned revenue. Our unaudited financial statements from inception (October 28, 2014) through March 31, 2015, reports no revenue and a net loss of $7,162. Our independent registered public accounting firm has issued an audit opinion for Jarex Solutions Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our company, developed our business plan, signed the Software Development Agreement, dated February 26, 2015 and are looking for additional potential clients.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $42,000, our business may fail. We do not anticipate earning substantial revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	JAREX SOLUTIONS CORP.
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000
Securities Issued and Outstanding:

There are 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Jaroslavna Tomsa.

If we are successful at selling all the shares in this offering, we will have 11,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from October 28, 2014 (Inception) to March 31, 2015:

Financial Summary	March 31, 2015 ($) (Unaudited)
Cash and Deposits	2,853
Total Assets	4,112
Unearned Revenue	2,000
Total Liabilities	5,274
Total Stockholder’s Deficit	(1,162)

Statement of Operations	Accumulated From October 28, 2014 (Inception) to March 31, 2015 ($) (Unaudited)
Total Expenses	7,162
Net Loss for the Period	(7,162)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

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We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of March 31, 2015, we had cash in the amount of $2,853 and liabilities of $5,274. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $42,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Jaroslavna Tomsa, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Tomsa has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on October 28, 2014 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

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Any significant disruption in our ANPR software services could result in a loss of customers.

Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of the website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our software unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our software may be displaced by newer technology.

The software development industries are undergoing rapid and significant technological change. Other companies may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our software obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products. We may not have the resources to do this. If our product candidates become obsolete and our efforts to secure and develop new products do not result in any commercially successful products, our sales and revenues will decline.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche of software development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful softwares operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

We have no customers and we cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

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Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. if we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director will own more than 50% of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

Ms. Tomsa, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Tomsa may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Jaroslavna Tomsa for all of our operations. The loss of Ms. Tomsa would have a substantial negative effect on our company and may cause our business to fail. Ms. Tomsa has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Tomsa’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Jaroslavna Tomsa, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Jaroslavna Tomsa, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in effecting service of process against our officers.

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

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effecting service of process within the United States on our officers;

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enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

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enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

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bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Risks associated with this offering

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on October 28, 2014, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

The regulation of penny stocks by the sec and finra may discourage the tradability of the company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our president, Ms. Tomsa does not have any prior experience offering and selling securities , and our offering does not require a mimimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Tomsa does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Jarex Solutions Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for sec reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Jaroslavna Tomsa, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Ms. Tomsa’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.  If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

The company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 11,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we are a shell company, you will not be able to resell your shares in certain circumstances, which could hinder the resale of your shares.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Another implications of us being a shell company are enhanced reporting requirements imposed on shell companies and that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 10% shares sold	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
Gross proceeds	$10,000	$25,000	$50,000	$75,000	$100,000
Offering expenses	8,000	8,000	8,000	8,000	8,000
Net proceeds	2,000	17,000	42,000	67,000	92,000
SEC reporting and compliance	10,000	10,000	10,000	10,000	10,000
Office & Laboratory	-	3,500	3,500	4,000	4,500
Professional Equipment	-	3,500	4,000	4,500	5,000
Professional Software	-	-	2,500	3,500	4,000
Business Website	-	-	2,500	3,000	3,500
Marketing	-	-	11,500	22,000	35,000
Sales	-	-	$10,000	$20,000	$30,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Jaroslavna Tomsa, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Tomsa’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Tomsa will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Tomsa. Ms. Tomsa will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of March 31, 2015 was negative $1,162 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2015.

The following table sets forth as of March 31, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	10%	25%	50%	75%	100%
Offering price per share	$0.02	$0.02	$0.02	$0.02	$0.02
Post offering net tangible book value	838	15,838	40,838	65,838	90,838
Post offering net tangible book value per share	0.0001	0.0022	0.0048	0.0068	0.0083
Pre-offering net tangible book value per share	0	0	0	0	0
Increase (Decrease) in net tangible book value per share after offering	0.0001	0.0022	0.0048	0.0068	0.0083
Dilution per share	0.0199	0.0178	0.0152	0.0132	0.0117
% dilution	99%	89%	76%	66%	59%
Capital contribution by purchasers of shares	2,000	17,000	42,000	67,000	92,000
Capital Contribution by existing stockholders	6,000	6,000	6,000	6,000	6,000
Percentage capital contributions by purchasers of shares	25.00%	73.91%	87.50%	91.78%	93.88%
Percentage capital contributions by existing stockholders	75.00%	26.09%	12.50%	8.22%	6.12%
Gross offering proceeds	10,000	25,000	50,000	75,000	100,000
Anticipated net offering proceeds	2,000	17,000	42,000	67,000	92,000
Number of shares after offering held by public investors	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	6,500,000	7,250,000	8,500,000	9,750,000	11,000,000
Purchasers of shares percentage of ownership after offering	7.69%	17.24%	29.41%	38.46%	45,45%
Existing stockholders percentage of ownership after offering	92.31%	82.76%	70.59%	61.54%	54,55%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Our cash balance is $2,853 as of March 31, 2015. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Jaroslavna Tomsa, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of March 31, 2015, Ms. Tomsa has advanced to us $3,274. Ms. Tomsa, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $42,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at Puces iela 47 dz.40, Riga, Latvia, LV-1082. Our phone number is +37128102618.

We are a development stage company and we have recognized no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenues and no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on October 28, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has recognized no revenue to date and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

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Our business consists of software and hardware development based on the Automation Solutions based on ANPR Technology. ANPR Technology is Automatic Number Plate Recognition. On February 26, 2015 we signed the Software Development Agreement. As a result of this agreement, we have received $2,000 in unearned revenue. We plan to sell software to our potential clients mostly in Latvia and partly world-wide. However, there is no assurance that we will be successful in developing our marketable product. We have recognized no revenue to date and our principal business activities to date consist of creating a company, developing a business plan and signing the Software Development Agreement, dated February 26, 2015.

We intend to spend money on research and development when our business plan is complete in order to develop our software. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows.

Office & Laboratory (1 month to 3 month)

$3,500-4,500

We require the necessary equipment to continue our operations. We plan to purchase office equipment and furniture. We plan to set up a laboratory in the office to test our software with ANPR special equipment. We believe that it will cost at least $3,500 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $4,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $4,500.

Professional Equipment (4 month to 6 month)

$3,500-5,000

We intend to purchase the professional ANPR equipment. We plan to buy PCs with advanced features for our daily operations. We need minimum 2 PCs such as iMac Apple iMac ME088LL/A 27-Inch Desktop. We also intend to buy minimum one set of professional ANPR equipment with intelligent camera, data server, and plate radar. We intend to spend $3,500 minimum for the equipment and in case we sell 50%, 75% and 100% of the shares we will buy better equipment. It will cost about $4,000, $4,500 and $5,000 accordingly.

Professional Software (4 month to 5 month)

$2,500-4,000

We are going to buy professional software for programming our ANPR software. We plan to buy advanced licenses for multiple workstations in order to support business growth and development. Our director will be responsible for programming. We plan to spend minimum $2,500.

Business Website (6 month to 8 month)

$2,500-3,500

We plan to create website with using free software platforms such as “Wordpress” or “Drupal”. We need to pay for hosting and corporate templates. We believe that for start web page we need minimum $2,500. Our president Ms. Tomsa will be responsible for content and design of the website. If we sell 75% of the shares, we will develop additional landing page for our software. In case we sell 75% and 100% of the shares we will hire a web-studio company for web-site development. As of the date of this prospectus we have not yet identified or registered any domain names for our website. We do not have any written agreements with any web-studio at current time.

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Marketing (6 month to 12 month)

$11,500-35,000

We plan to use different marketing strategies in our marketing campaign, such as online marketing, specialized magazines and presentations. We intend to use marketing strategies, such as web advertisements, social communities marketing, direct mailing, and phone calls to acquire potential customers. We believe that the key marketing strategy for our type of business is online marketing. We plan to advertise our company through “Google Adwords” and “Yahoo Ad Manager” technologies. We also will advertise our service in worldwide social networks such as “Facebook” and others. We plan to organize specialized workshops and conferences with ANPR technologies main topic.

Sales (6 month to 12 month)

$10,000-30,000

We plan to sell our software to our potential clients through sales managers. We are going to hire a salesperson who will be responsible for our sales and finding new clients for our company. In case we sell 75% and 100% of the shares we plan to hire the second and third salesperson accordingly.

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 10% shares sold	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
Gross proceeds	$10,000	$25,000	$50,000	$75,000	$100,000
Offering expenses	8,000	8,000	8,000	8,000	8,000
Net proceeds	2,000	17,000	42,000	67,000	92,000
SEC reporting and compliance	10,000	10,000	10,000	10,000	10,000
Office & Laboratory	-	3,500	3,500	4,000	4,500
Professional Equipment	-	3,500	4,000	4,500	5,000
Professional Software	-	-	2,500	3,500	4,000
Business Website	-	-	2,500	3,000	3,500
Marketing	-	-	11,500	22,000	35,000
Sales	-	-	$10,000	$20,000	$30,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on October 28, 2014 to December 31, 2014

During the period we incorporated the company and prepared a business plan.  Our loss since inception to December 31, 2014 was $244.

From January 1, 2015 to March 31, 2015

We signed the Software Development Agreement (“the Agreement”), dated February 26, 2015. Jarex Solutions Corp (“the Developer”) is developing ANPR software for the parking, entry/exit access zone of  SIA PIT-STOP.LV (“the Client”). The Developer is to develop and deliver the ANPR software to the Client, on or before July 31, 2015. The total anticipated software development period is 5 months and the total consideration for the Agreement is $4,000. The consideration for the Agreement is payable as follows $2,000 (50%) on signature of the Agreement and the balance of $2,000 is due upon delivery of the software on or before July 31, 2015. The Developer has to provide additional services and support for the three months following delivery of the software and the Client has until December 31, 2015 to request modifications or extra options. As a result of this Agreement, we have received a cash payment $2,000 during the three month period ended March 31, 2015 which we have recorded as unearned revenue in the period. Our loss for this period was $6,918. We have just recently started our business operations, however, will not start significant operations until we have completed this offering. We have recognized no revenue to date.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2015, the Company had $2,853 cash and our liabilities were $5,274, comprising $3,274 owed to Jaroslavna Tomsa, our sole officer and director. We have recognized no revenue to date. During the period we incorporated the company, prepared a business plan and signed the Software Development Agreement, dated February 26, 2015. As a result of this agreement, we have received $2,000 in unearned revenue. As of March 31, 2015 our cash balance was $2,853. Our current monthly cash usage is roughly $833 a month. The amount of time our present capital will last at this rate is approximately three and a half months. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 6,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $6,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Jaroslavna Tomsa, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Tomsa has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. Tomsa’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $42,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

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The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $42,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

In General

We were incorporated in Nevada State on October 28, 2014. We plan to develop ANPR software for companies that have parking zones or access control on their sites. We intend to develop a software based on the ANPR technologies in Latvia. Our software is intended to provide easy-to-use, high quality and cost-effective automation and management solutions based on ANPR technology. We intend to design and operate our systems as either a stand-alone solution or to be integrated with existing access control equipment. We plan to develop a wide range of ANPR access control applications including car parking, gated communities, factories, corporate facilities, warehouses, restricted areas, private areas, airports and schools. We plan to sell software and hardware and we intend to develop software which is easily integrated into existing security and video surveillance systems as well as to develop custom solutions in addition to existing surveillance systems. The software will be designed and created by our sole officer and president Jaroslavna Tomsa. We intend to engage in business activity but there is no assurance that we will be successful in developing our marketable product.

Our principal office address is located at Puces iela 47 dz.40, Riga, Latvia, LV-1082. Our telephone number is +37128102618. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and we have recognized no revenue to date.. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Software Description

Automatic number plate recognition is a mass surveillance method that uses optical character recognition on images to read vehicle registration plates. They can use existing closed-circuit television or road-rule enforcement cameras, or ones specifically designed for the task. They are used by various police forces and as a method of electronic toll collection on pay-per-use roads and cataloging the movements of traffic or individuals.

ANPR can be used to store the images captured by the cameras as well as the text from the license plate, with some configurable to store a photograph of the driver. Systems commonly use infrared lighting to allow the camera to take the picture at any time of the day. ANPR technology tends to be region-specific, owing to plate variation from place to place.

Concerns about these systems have centered on privacy fears of government tracking citizens movements, misidentification, high error rates, and increased government spending.

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We plan to develop ANPR software which helps to business in their daily site vehicle control. A very basic description of the functional process is:

- the camera takes a picture when it identifies a license plate (using infrared technology)

- the camera isolates the plate, adjusts the brightness and contrast and segments it into characters

- the pattern of each character is analyzed to convert the picture into text

- the output is sent over IP or over a serial connection to an access control or vehicle management system.

Potential clients

We plan to offer our product to car parkings, gated communities, factories, corporate facilities, warehouses, restricted areas, private areas, airports and schools. Our offer mainly consist of software and hardware (in case our clients need) and developed to be easily integrated into existing security and video surveillance systems as well as to develop custom solutions on top of it

Marketing

We believe that the key marketing strategy for our type of business is online marketing. We plan to advertise our company through Internet “Google Adwords” and “Yahoo Ad Manager” technologies.

We intend to maintain an extensive marketing campaign that will ensure maximum visibility for the business in its targe market. We want to develop an online presence by developing a website and placing the Company’s name and contact information with online directories. Establish relationships with software distributors within the targeted market. Our sole officer and director, Jaroslavna Tomsa will be responsible for marketing of our product.

We also plan to maintain a website that will contain information regarding the software, its features, advantages, contact information, and pricing information. Jarex Solutions Corp. intends to use a number of online marketing strategies to drive traffic to the website including pay-per-click advertising (for people searching for ANPR software in the targeted market) as well as advertisements on social networking websites.

We plan to sell our software through direct mails, phone calls, business meetings and corporate presentations as well.

Even if we are able to obtain sufficient number of customers to buy our software, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

We will rely heavily on our clients recommending our technology to others in our target market.

Competition

There are many ANRP software developers in the world. Our business key feature is the access control ANPR software.  There are the few barriers of entry in the business and level of competition is extremely high. We believe that there are not so many ANPR software developers in Latvia. We intend to focus our forces on the specific needs related to our potential clients.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Jaroslavna Tomsa, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Puces iela 47 dz.40, Riga, Latvia, LV-1082. This is the office provided by our President and Director, Jaroslavna Tomsa. We do not pay any rent to Ms. Tomsa and there is no agreement to pay any rent in the future. Our telephone number is +37128102618.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Jaroslavna Tomsa Puces iela 47 dz.40, Riga, Latvia, LV-1082	39	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

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Jaroslavna Tomsa has acted as our President, Treasurer, Secretary and sole Director since we incorporated on October 28, 2014. Ms. Tomsa owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Tomsa was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Tomsa graduated from ISMA University of Applied Sciences, Latvia, MBA degree, Master of Business Administration in IT Project Management in 2006. Since 2006 till 2011 she worked such as IT project manager in real estate development sector for the LLC “RigStroy”. She managed the company’s projects with using MS Project software and she was responsible for programming tools and extensions for project teams. For the last 4 years Ms. Tomsa has been freelance project manager of the IT projects (TechLab, Jivedeo, LatCrops) in Latvia. She created the software for the construction machines operation and productivity controlling. For the last 2 years she has been researching the ANPR software systems and has been creating the alternative ANRP software in Latvia. We believe that Ms. Tomsa’s specific experience, qualifications, attributes and skills will enable to design and create our software.

During the past ten years, Ms. Tomsa has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Ms. Tomsa was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Tomsa’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

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DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Jaroslavna Tomsa, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 28, 2014 until March 31, 2015:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Jaroslavna Tomsa, President, Secretary and Treasurer	October 28, 2014 to March 31, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Ms. Tomsa currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

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There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (October 28, 2014) to March 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Jaroslavna Tomsa	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jaroslavna Tomsa will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. Tomsa’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Tomsa, directly or indirectly, from the Company.

On December 12, 2014, we issued a total of 6,000,000 shares of restricted common stock to Jaroslavna Tomsa, our sole officer and director in consideration of $6,000. Further, Ms. Tomsa has advanced funds to us. As of March 31, 2015, Ms. Tomsa has advanced to us $3,274. Ms. Tomsa will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Tomsa. Ms. Tomsa will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Tomsa does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Tomsa or the repayment of the funds to Ms. Tomsa. The entire transaction was oral. Ms. Tomsa is providing us office space free of charge and we have a verbal agreement with Ms. Tomsa that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 15, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Jaroslavna Tomsa Puces iela 47 dz.40, Riga, Latvia, LV-1082	6,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of May 15, 2015, there were 6,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 6,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Ms. Tomsa, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Tomsa will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

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1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.

Our sole officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts her participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Jarex Solutions Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2015, there were 6,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Jaroslavna Tomsa owns all 6,000,000 shares of our common stock currently issued and outstanding.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

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Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Jarex Solutions Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Cutler & Co., LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cutler & Co., LLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Harold P. Gewerter, Esq., Ltd. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Cutler & Co., LLC.

Our audited financial statements for the period from Ocotober 28, 2014 (inception)  to December 31, 2014 and our unaudited financial statements for the three month period ended March 31, 2015 and the period from Ocotober 28, 2014 (inception) to March 31, 2015 immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Jarex Solutions Corp.

Riga, Lativa

We have audited the accompanying balance sheets of Jarex Solutions Corp. (a development stage company) as of December 31, 2014 and the related statement of operations, changes in stockholder’s equity and cash flows for the period from inception (October 28, 2014) through December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company ’ s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jarex Solutions Corp.as of December 31, 2014 and the results of its operations and its cash flows for inception (October 28, 2014) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations since Inception (October 28, 2014) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cutler & Co., LLC

Wheat Ridge, Colorado

February 20, 2015

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033   ~   Phone 303-968-3281   ~   Fax 303-456-7488   www.cutlercpas.com

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JAREX SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
DECEMBER 31, 2014
ASSETS
Current Assets
Cash	$ 6,030
Total current assets	6,030

Total assets	$ 6,030
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
Current liabilities
Loan from Shareholder	$ 274
Total current liabilities	274

Total liabilities	274

Commitments and Contingencies

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
6,000,000 shares issued and outstanding	6,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(244)
Total stockholder’s equity	5,756

Total liabilities and stockholder’s equity	$ 6,030

The accompanying notes are an integral part of these financial statements.

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JAREX SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) to DECEMBER 31, 2014

Revenues	$ -

Operating Expenses
General and administrative expenses	244
Total operating expenses	244

Loss before income taxes	(244)

Provision for income taxes	-

Net loss	$ (244)

Loss per common share – Basic & Diluted	$ (0.00)*

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	1,846,153

* denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these financial statements.

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JAREX SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) TO DECEMBER 31, 2014
	Number of common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during the development stage	Total
Balance at inception (October 28, 2014)	-	$ -	$ -	$ -	$ -

Common shares issued for cash at $0.001	6,000,000	6,000	-	-	6,000

Net loss for the period	-	-	-	(244)	(244)

Balance as of December 31, 2014	6,000,000	$ 6,000	$ -	$ (244)	$ 5,756

The accompanying notes are an integral part of these financial statements.

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JAREX SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) to DECEMBER 31, 2014
Cashflows from Operating Activities
Net loss	$ (244)
Net cash provided by (used in) operating activities	(244)

Cashflows from Investing Activites	-
Net cash provided by (used in)investing activities	-

Cashflows from Financing Activities
Sale of common stock	6,000
Loan from shareholder	274
Net cash provided by financing activities	6,274

Net increase (decrease) in cash and equivalents	6,030

Cash and equivalents at beginning of the period	-

Cash and equivalents at end of the period	$ 6,030
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Financing Activities	$ -

The accompanying notes are an integral part of these financial statements.

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JAREX SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 28, 2014 (INCEPTION) TO DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

JAREX SOLUTIONS CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on October 28, 2014 (Inception).  We are development stage company and intend to commence operations in the business of Automatic Number Plate Recognition (“ANPR’) software development for businesses which have parking zones or access control on their sites. We intend to develop a software based on the ANPR technologies in Latvia.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (October 28, 2014) resulting in an accumulated deficit of $244 as of December 31, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Development Stage Company

The Company is in the development stage as defined under the then current Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 “Development-Stage Entities” and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders’ deficit and cash flows disclosed activity since the date of its Inception (October 28, 2014) as a development stage company. Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions.

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Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2014 the Company's bank deposits did not exceed the insured amounts.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will  recognize  revenue in  accordance  with  Accounting  Standards Codification No. 605, "Revenue Recognition"  ("ASC-605"),  ASC-605 requires that four basic criteria must be met before revenue can berecognized: (1) persuasive evidence of an arrangement  exists;  (2) delivery has occurred;  (3) the selling price is fixed and determinable;  and (4) collectability is reasonably  assured. Determination  of  criteria  (3) and (4) are  based  on  management's  judgments regarding the fixed nature of the selling  prices of the products  delivered and the  collectability  of those  amounts.

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Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period from October 28, 2014 (Inception) to December 31, 2014.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. As at Decmber 31, 2014, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the period from October 28, 2014 (Inception) to December 31, 2014 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in this period.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company other than those relating to Development Stahe Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On December 12, 2014 the Company issued 6,000,000 shares of its common stock at $0.001 per share for total proceeds of $6,000.

As of December 31, 2014, the Company had 6,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

 As of Decemeber 31, 2014, the shareholder of the Company advanced the Company $274 to cover the Company’s operating expenses. The loan is non-interest bearing, due upon demand and unsecured.

On December 12, 2014, the Company sold 6,000,000 shares of common stock at a price of $0.001 per share to its director.

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NOTE 6. COMMITMENTS AND CONTINGENCIES

Contractual commitments

The Company has entered into no contractual commitments as at December 31, 2014

Litigation

The Company was not subject to any legal proceedings during the period from October 28, 2014 (Inception) to December 31, 2014 and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 7. INCOME TAXES

As of December 31, 2014, the Company had net operating loss carry forwards of approximately $244 that may be available to reduce future years' taxable income in varying amounts through 2034.  Future tax  benefits  which arise as a result of these losses have not been recognized in these  financial  statements, as their  realization  is determined  not likely to occur and  accordingly, the Company has recorded a valuation  allowance for the deferred tax asset  relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

December 31, 2014

 -------------

Federal income tax benefit attributable to:

  Current Operations

 $     83

  Less: valuation allowance

                         (83)

 --------

Net provision for Federal income taxes

 $      -

 =====

The cumulative  tax effect at the  expected  rate of 34% of  significant  items comprising our net deferred tax amount is as follows:

  December 31, 2014

  -------------

Deferred tax asset attributable to:

  Net operating loss carryover

 $     83

  Less: valuation allowance

                        (83)

 --------

Net deferred tax asset

 $      -

 =====

Due to the change in  ownership  provisions  of the Tax Reform Act of 1986,  net operating  loss carry  forwards of  approximately $244 for  Federal  income tax reporting  purposes  are  subject  to  annual  limitations.  Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2014 to the date the financial statements were issued and has determined that there are no items to disclose.

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INDEX TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS AS OF MARCH 31, 2015 (UNAUDITED) AND DECEMBER 31, 2014	F-10

CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) TO MARCH 31, 2015 (UNAUDITED)	F-11

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY/(DEFICIT) FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) TO MARCH 31, 2015	F-12

CONDENSED STATEMENTS OF CASH FLOW FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2015 AND THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) TO MARCH 31, 201	F-13

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2015 AND THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) TO MARCH 31, 201	F-14– F-16

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JAREX SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEETS
	MARCH 31, 2015	DECEMBER 31,2014
	(Unaudited)
ASSETS
Current Assets
Cash	$ 2,853	$ 6,030

Total current assets	2,853	6,030

Fixed Asset, net of depreciation	1,259	-

Total assets	$ 4,112	$ 6,030
LIABILITIES AND STOCKHOLDER'S EQUITY/ (DEFICIT)
Liabilities
Current liabilities
Loan from shareholder	$ 3,274	$ 274
Unearned revenue	2,000	-
Total current liabilities	5,274	274

Total liabilities	5,274	274

Commitments and Contingencies

Stockholder’s Equity/ (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
6,000,000 shares issued and outstanding	6,000	6,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(7,162)	(244)
Total stockholder’s equity/ (deficit)	(1,162)	5,756

Total liabilities and stockholder’s equit/ (deficit)	$ 4,112	$ 6,030

The accompanying notes are an integral part of these condensed unaudited financial statements.

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JAREX SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
	THREE MONTHS ENDED MARCH 31, 2015	FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) to MARCH 31, 2015

Revenues	$ -	$ -

Operating Expenses
General and administrative expenses	6,918	7,162
Total operating expenses	6,918	7,162

Loss before income taxes	(6,918)	(7,162)

Provision for income taxes	-

Net loss	$ (6,918)	$ (7,162)

Loss per common share – Basic & Diluted	$ (0.00)*

Weighted Average Number of Common Shares Outstanding-Basic & Diluted	6,000,000

* denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these condensed unaudited financial statements.

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JAREX SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY/(DEFICIT) FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) TO MARCH 31, 2015
	Number of common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during the development stage	Total
Balance at inception (October 28, 2014)	-	$ -	$ -	$ -	$ -

Common shares issued for cash at $0.001	6,000,000	6,000	-	-	6,000

Net loss for the period	-	-	-	(244)	(244)

Balance as of December 31, 2014-audited	6,000,000	$ 6,000	$ -	$ (244)	$ 5,756

Net loss for the period	-	-	-	(6,918)	(6,918)

Balance as of March 31, 2015-unaudited	6,000,000	$ 6,000	$ -	$ (7,162)	$ (1,162)

The accompanying notes are an integral part of these condensed unaudited financial statements.

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JAREX SOLUTIONS CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	THREE MONTHS ENDED MARCH 31, 2015	FOR THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) to MARCH 31, 2015
Cashflows from Operating Activities
Net loss	$ (6,918)	$ (7,162)
Adjustments to reconcile net loss to net cash generated (used in) operating activities:
Depreciation	48	48
Changes in operating assets and liabilities:
Unearned revenue	2,000	2,000
Net cash provided by (used in) operating activities	(4,870)	(5,114)

Cashflows from Investing Activities
Purchase of computer	(1,307)	(1,307)
Net cash provided by (used in)investing activities	(1,307)	(1,307)

Cashflows from Financing Activities
Sale of common stock	-	6,000
Loan from shareholder	3,000	3,274
Net cash provided by financing activities	3,000	9,274

Net increase (decrease) in cash and equivalents	(3,177)	2,853

Cash and equivalents at beginning of the period	6,030	-

Cash and equivalents at end of the period	$ 2,853	$ 2,853
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -
Non-Cash Financing Activities	$ -	$ -

The accompanying notes are an integral part of these condensed unaudited financial statements.

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JAREX SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2015 AND THE PERIOD FROM INCEPTION (OCTOBER 28, 2014) TO MARCH 31, 2015

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

JAREX SOLUTIONS CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on October 28, 2014 (Inception).  We are development Stage Company and intend to commence operations in the business of Automatic Number Plate Recognition (“ANPR’) software development for businesses which have parking zones or access control on their sites. We intend to develop a software based on the ANPR technologies in Latvia.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (October 28, 2014) resulting in an accumulated deficit of $7,162 as of March 31, 2015 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Development Stage Company

The Company is in the development stage as defined under the then current Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 “Development-Stage Entities” and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders’ deficit and cash flows disclosed activity since the date of its Inception (October 28, 2014) as a development stage company. Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At March 31, 2015 the Company's bank deposits did not exceed the insured amounts.

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Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates fair value due to their short-term maturity.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Property and Equipment

Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 3 years.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition

The Company will  recognize  revenue in  accordance  with  Accounting  Standards Codification No. 605, "Revenue Recognition"  ("ASC-605"),  ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement  exists;  (2) delivery has occurred;  (3) the selling price is fixed and determinable;  and (4) collectability is reasonably  assured. Determination  of  criteria  (3) and (4) are  based  on  management's  judgments regarding the fixed nature of the selling  prices of the products  delivered and the  collectability  of those  amounts.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period from October 28, 2014 (Inception) to March 31, 2015.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. As March 31, 2015, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.

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Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the period from October 28, 2014 (Inception) to March 31, 2015 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in this period.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period presented.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company other than those relating to Development Stage Entities discussed above.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On December 12, 2014 the Company issued 6,000,000 shares of its common stock at $0.001 per share for total proceeds of $6,000.

As of March 31, 2015, the Company had 6,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

As of March 31, 2015 the shareholder of the Company advanced the Company $3,274 to cover the Company’s operating expenses. The loan is non-interest bearing, due upon demand and unsecured.

On December 12, 2014, the Company sold 6,000,000 shares of common stock at a price of $0.001 per share to its director.

NOTE 6 – UNEARNED REVENUE

The Company signed a Software Development Agreement (“the Agreement”), dated February 26, 2015. Jarex Solutions Corp (“the Developer”) is developing ANPR software for the parking, entry/exit access zone of  SIA PIT-STOP.LV (“the Client”). The Developer is to develop and deliver the ANPR software to the Client, on or before July 31, 2015. The total anticipated software development period is 5 months and the total consideration for the Agreement is $4,000. The consideration for the Agreement is payable as follows $2,000 (50%) on signature of the Agreement and the balance of $2,000 is due upon delivery of the software on or before July 31, 2015. The Developer has to provide additional services and support for the three months following delivery of the software and the Client has until December 31, 2015 to request modifications or extra options. As a result of this Agreement, we have received a cash payment $2,000 during the three month period ended March 31, 2015 which we have recorded as unearned revenue in the period.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2015 to the date the financial statements were issued and has determined that there are no items to disclose.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

JAREX SOLUTIONS CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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